UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190

Sugar Land, Texas 77478

(Address of principal executive offices)

(409) 385-8300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 7, 2018, Trecora Resources (the “Company”) issued an earnings release regarding its financial results for the quarter and year ended December 31, 2017, including consolidated financial statements for the year ended December 31, 2017. A copy of the earnings release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included under Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The slides for the Company’s fourth quarter 2017 earnings presentation on March 8, 2018 are furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On March 6, 2018, the Company’s Board of Directors unanimously approved certain organizational changes intended to improve its operations and organizational effectiveness, as set forth below.

Effective March 6, 2018, Nicholas N. Carter was temporarily appointed Executive Chairman of the Company. Prior to this appointment, Mr. Carter served as the Company’s non-executive Chairman of the Board. Mr. Carter previously served as President and Chief Executive Officer of the Company until his retirement in 2015. The Company does not currently expect to enter into any new, or amend any existing, compensation arrangements with Mr. Carter.

Effective on the same day, Simon Upfill-Brown, the Company’s current President and Chief Executive Officer, will now serve as Chief Executive Officer and Chief Operating Officer of the Company. The Company does not currently expect to enter into any new, or amend any existing, compensation arrangements with Mr. Upfill-Brown.

Effective on the same day, Peter M. Loggenberg was appointed to the office of Chief Sustainability Officer. Prior to this appointment, Mr. Loggenberg served as President of Trecora Chemical, a wholly-owned subsidiary of the Company. He will no longer serve in that role as from the date of becoming Chief Sustainability Officer. The Company expects to enter into an amended Employment Contract with Mr. Loggenberg to reflect his new role at a later date.

Effective on the same day, the Company eliminated the position of Vice President of Manufacturing, the role currently held by Ronald Franklin. Mr. Franklin will be leaving the Company effective immediately to pursue other opportunities. Mr. Franklin’s separation does not involve any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. The Company may enter into a separation arrangement, or similar arrangement, with Mr. Franklin at a later date.

A summary of material compensation plans, contracts or arrangements in existence for Mr. Carter, Mr. Upfill-Brown or Mr. Loggenberg, and any information regarding any payments that might be due to Mr. Franklin as a result of his separation, can be found in last year’s proxy statement, filed with the Securities and Exchange Commission on April 27, 2017.

A copy of the earnings release issued by the Company announcing these organizational changes, along with its financial results, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Earnings Release of the Company, dated March 7, 2018
99.2	Earnings Presentation of the Company, dated March 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date: March 8, 2018	By:	/s/ Sami Ahmad
Sami Ahmad
Chief Financial Officer

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